EXHIBIT 10.25

FREEPORT-MCMORAN COPPER & GOLD INC.

2004 DIRECTOR COMPENSATION PLAN

1.

Purpose of the Plan.

The purpose of the Freeport-McMoRan Copper & Gold Inc. 2004 Director Compensation Plan is to promote the interests of the Company and its stockholders by strengthening the Company’s ability to attract, motivate and retain directors of experience and ability, and to encourage the highest level of director performance by providing directors with (i) a proprietary interest in the Company’s financial success and growth through the annual grants of Options to purchase the Company's Common Stock and Restricted Stock Units and the ability to elect to receive compensation in shares of Common Stock and (ii) the ability to defer compensation.  In recognition of their continued service to the Company and the Board, the Plan also provides for the issuance of Awards to each of the Advisory Directors to replace awards that have or will be terminated as a result of their resignations from the Board.

2.

Definitions.

For purposes of this Plan, the following terms shall have the meanings indicated:

2.1

“Advisory Director” means a person designated as such by the Board.

2.2

“Award” means any Option, Restricted Stock Unit or Stock Appreciation Right granted under this Plan.

2.3

“Award Notice” means any written or electronic notice of grant, evidencing any Award.

2.4

“Board” means the Board of Directors of the Company.

2.5

“Cash Compensation” means the annual cash retainer paid to an Eligible Director and any meeting fees, but does not include any expense reimbursement paid to an Eligible Director.

2.6

“Change of Control.”

(a)

“Change of Control” means (capitalized terms not otherwise defined will have the meanings ascribed to them in paragraph (b) below):

(i)

the acquisition by any Person together with all Affiliates of such Person, of Beneficial Ownership of the Threshold Percentage or more; provided, however, that for purposes of this Section 2.6(a)(i), the following will not constitute a Change of Control:

(A)

any acquisition (other than a “Business Combination,” as defined below, that constitutes a Change of Control under Section 2.6(a)(iii) hereof) of Common Stock directly from the Company,

(B)

any acquisition of Common Stock by the Company or its subsidiaries,

(C)

any acquisition of Common Stock by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation or other entity controlled by the Company, or

(D)

any acquisition of Common Stock pursuant to a Business Combination that does not constitute a Change of Control under Section 2.6(a)(iii) hereof; or

(ii)

individuals, excluding the representatives of Rio Tinto (as defined below), who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual, excluding any representative of Rio Tinto, becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered a member of the Incumbent Board, unless such individual’s initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or any other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board; or

(iii)

the consummation of a reorganization, merger or consolidation (including a merger or consolidation of the Company or any direct or indirect subsidiary of the Company), or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, immediately following such Business Combination:

(A)

the individuals and entities who were the Beneficial Owners of the Company Voting Stock immediately prior to such Business Combination have direct or indirect Beneficial Ownership of more than 50% of the then outstanding shares of common stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the Post-Transaction Corporation, and

(B)

no Person together with all Affiliates of such Person (excluding the Post-Transaction Corporation and any employee benefit plan or related trust of either the Company, the Post Transaction Corporation or any subsidiary of either corporation) Beneficially Owns 30% or more of the then outstanding shares of common stock of the Post Transaction Corporation or 30% or more of the combined voting power of the then outstanding voting securities of the Post Transaction Corporation; provided, that if that certain Agreement dated as of May 2, 1995 by and between the Company and Rio Tinto remains in effect as it may be amended from time to time with respect to the Post Transaction Corporation, then Rio Tinto and its Affiliates may Beneficially Own any amount less than the number of shares of the Post Transaction Corporation that could elect a majority of the directors of the Post Transaction Corporation if all directors were to be elected at a single meeting, and

(C)

at least a majority of the members of the board of directors of the Post-Transaction Corporation were members of the Incumbent Board at the time of the execution of the initial agreement, and of the action of the Board, providing for such Business Combination; or

(iv)

approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(b)

As used in this Section 2.6 and elsewhere in this Plan, the following terms have the meanings indicated:

(i)

“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another specified Person.

(ii)

“Beneficial Owner” (and variants thereof), with respect to a security, means a Person who, directly or indirectly (through any contract, understanding, relationship or otherwise), has or shares (A) the power to vote, or direct the voting of, the security, and/or (B) the power to dispose of, or to direct the disposition of, the security.

(iii)

“Company Voting Stock” means any capital stock of the Company that is then entitled to vote for the election of directors.

(iv)

“Effective Date” means the date this Plan is approved by the Company’s stockholders.

(v)

“Majority Shares” means the number of shares of Company Voting Stock that could elect a majority of the directors of the Company if all directors were to be elected at a single meeting.

(vi)

“Person” means a natural person or entity, and will also mean the group or syndicate created when two or more Persons act as a syndicate or other group (including without limitation a partnership, limited partnership, joint venture or other joint undertaking) for the purpose of acquiring, holding, or disposing of a security, except that “Person” will not include an underwriter temporarily holding a security pursuant to an offering of the security.

(vii)

“Post-Transaction Corporation”:  Unless a Change of Control includes a Business Combination, “Post-Transaction Corporation” means the Company after the Change of Control.  If a Change of Control includes a Business Combination, “Post-Transaction Corporation” will mean the corporation or other entity resulting from the Business Combination unless, as a result of such Business Combination, an ultimate parent entity controls the Company or all or substantially all of the Company’s assets either directly or indirectly, in which case, “Post Transaction Corporation” will mean such ultimate parent entity.

(viii)

“Threshold Percentage”: (A) As long as that certain Agreement dated as of May 2, 1995, by and between the Company and Rio Tinto Indonesia Limited (“Rio Tinto”) remains in effect as it may be amended from time to time, “Threshold Percentage” means with respect to Rio Tinto and its Affiliates, that percentage of Common Stock that would result in Rio Tinto and its Affiliates having Beneficial Ownership of shares of Company Voting Stock equal to or greater than the Majority Shares; provided that, solely for purposes of such calculation, the shares of Company Voting Stock issuable upon exercise of warrants, options or other rights, or upon conversion or exchange of convertible or exchangeable securities, owned by Rio Tinto and its Affiliates, will be treated as outstanding Company Voting Stock.  (B) With respect to any other Person and its Affiliates, “Threshold Percentage” means 30% of all then outstanding Common Stock.

2.7

“Committee” means the Corporate Personnel Committee of the Board or a subcommittee thereof.  The Committee shall consist of not fewer than two members of the Board of Directors, each of whom shall (a) qualify as a “non-employee director” under Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “1934 Act”), or any successor rule, and (b) qualify as an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder.

2.8

“Common Stock” means the Class B common stock, $0.10 par value per share, of the Company.

2.9

“Company” means Freeport-McMoRan Copper & Gold Inc., a Delaware corporation.

2.10

“Director” means each member of the Board who is not employed by the Company or any of its subsidiaries.

2.11

“Disability” shall occur if (a) a physical or mental illness renders the Participant incapable of satisfactorily discharging his or her duties and responsibilities as a Director for a period of 90 consecutive days, and (b) a duly qualified physician chosen by the Company and reasonably acceptable to the Participant or his or her legal representative certifies in writing that the Participant has become disabled.

2.12

 “Eligible Director” means each Director and Advisory Director, and includes, for purposes of Sections 6.6 and 7.6 hereof only, former Directors and Advisory Directors who continue to provide services to the Company or a subsidiary of the Company pursuant to a consulting or other arrangement.

2.13

“Fair Market Value.”  Except as provided below in connection with a cashless exercise through a broker, for any purpose relevant under the Plan, the fair market value of a share of Common Stock or any other security shall be the average of the high and low quoted per share or security sale prices on the Composite Tape for New York Stock Exchange-Listed Stocks on the date in question or, if there are no reported sales on such date, on the last preceding date on which any reported sale occurred.  If on the date in question the shares of Common Stock or other securities in question are not listed on such Composite Tape, the fair market value shall be the average of the high and low quoted sale prices on the New York Stock Exchange on such date or, if no sales occurred on such date, on the last previous day on which a sale on the New York Stock Exchange is reported.  In the context of a cashless exercise through a broker, the fair market value shall be the price at which the shares of Common Stock are actually sold.

2.14

“Grant Date” means June 1, 2004, and each subsequent anniversary thereof throughout the term of this Plan, provided shares of Common Stock remain available for issuance hereunder.

2.15

“Participant” means any individual granted an Award under this Plan.

2.16

“Option” means a stock option granted under Section 5 of this Plan that does not satisfy the requirements of Section 422 of the Code.

2.17

“Plan” means the Freeport-McMoRan Copper & Gold Inc. 2004 Director Compensation Plan as set forth herein and as amended, restated, supplemented or otherwise modified from time to time.

2.18

“Restricted Stock Unit” or “RSU” means an award of restricted stock units granted under Section 5 of this Plan.

2.19

“Stock Appreciation Right” or “SAR” means an award of stock appreciation rights granted under Section 5 of this Plan.

3.

Shares of Common Stock Subject to the Plan.

3.1

Subject to the adjustment provisions of Section 11, the aggregate number of shares of Common Stock that may be issued pursuant to the terms of the Plan shall be 1,000,000.  Shares issued or delivered upon the exercise of Options or the vesting of RSUs may be either authorized but unissued shares or shares issued and thereafter acquired by the Company.

3.2

To the extent any shares of Common Stock subject to an Award are not issued because the Award is forfeited or cancelled or the Award is paid in cash, such shares shall again be available for grant pursuant to Awards granted under the Plan.  If the exercise price of any Option granted under this Plan is satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan.

4.

Administration of the Plan.

4.1

The Plan shall be administered by the Committee, which shall have the power to interpret the Plan and, subject to its provisions, to prescribe, amend and rescind Plan rules and to make all other determinations necessary for the Plan’s administration.

4.2

All action taken by the Committee in the administration and interpretation of the Plan shall be final and binding upon all parties.  No member of the Committee will be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award.

4.3

The Committee does not have the authority to make discretionary grants of Awards under the Plan. Grants may be made only as provided in Section 5 hereof.

5.

Grant of Options, Restricted Stock Units and Stock Appreciation Rights.

5.1

On each Grant Date, each Eligible Director shall be automatically granted

(a)

an Option to acquire 10,000 shares of Common Stock; and

(b)

2,000 Restricted Stock Units.

5.2

While the Plan remains in effect and shares of Common Stock remain available for issuance hereunder, upon any person’s initial election or appointment as an Eligible Director, otherwise than at an annual meeting of stockholders, such person shall be granted an Option and RSUs as follows:

(a)

If less than six full calendar months have elapsed since the most recent Grant Date, then the Eligible Director shall receive an Option to acquire 10,000 shares of Common Stock and 2,000 Restricted Stock Units; or

(b)

If six or more full calendar months have elapsed since the most recent Grant Date, then the Eligible Director shall receive an Option to acquire 5,000 shares of Common Stock and 1,000 Restricted Stock Units.

5.3

On February 9, 2004, two Directors resigned from the Board and were appointed Advisory Directors.  All outstanding incentive awards previously granted to such directors under the Company’s 1995 Stock Option Plan for Non-Employee Directors and the Company’s Stock Appreciation Rights Plan were or will be terminated under the terms of those plans as a result of such individuals’ resignations from the Board.  Accordingly, on May 9, 2004, the following Advisory Directors will receive a one-time grant of Options and SARs as described below to replace the previously granted awards that have or will terminate.

(a)

Gabrielle K. McDonald shall receive Options to acquire 79,517 shares of Common Stock and 52,131 SARs related to an equal number of shares of Common Stock, which Options and SARs shall have the specific terms described on Annex A hereto.

(b)

J. Stapleton Roy shall receive Options to acquire 22,500 shares of Common Stock and 14,751 SARs related to an equal number of shares of Common Stock, which Options and SARs shall have the specific terms described on Annex A hereto.

6.

Terms and Conditions of Options and Stock Appreciation Rights.

6.1

Unless exercisability is accelerated as provided in Section 12.1 hereof and except for grants described in Section 5.3 hereof, the Options shall become exercisable in one-quarter increments on the first, second, third and fourth anniversaries of the applicable Grant Date.

6.2

Unless terminated earlier as provided in Sections 5.3, 6.6 or 12.2, the Options shall expire ten years following the applicable Grant Date.

6.3

Except for grants described in Section 5.3, the exercise price of the Options granted to Eligible Directors shall be equal to the Fair Market Value, as defined herein, of a share of Common Stock on the applicable Grant Date.

6.4

Options must be exercised by delivering written notice to the Company or any person or entity designated by the Company on forms approved by the Company and payment of the purchase price thereof in full.  Any such exercise shall be effective upon receipt by the Company or its designee of such notice and such payment.  Unless the Committee shall determine otherwise in any particular case, such payment may be made by (a) cash, (b) cash equivalent (which may be the personal check of the exercising holder of the Option), (c) by tendering shares of Common Stock, either by actual delivery or by attestation, that are owned by such holder and that have been held by the Participant or eligible transferee for at least six months, or (d) instructing a broker approved by the Company to sell shares of Common Stock acquired upon the exercise of the option and to remit to the Company a sufficient portion of the cash proceeds to pay the exercise price; or (e) a combination thereof, in each case having an aggregate Fair Market Value equal to the aggregate exercise price of the portion of the Option being exercised.

6.5

Any provision of this Plan or any Award Notice to the contrary notwithstanding, the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to such canceled Award.  Notwithstanding the foregoing, except for adjustments permitted under Sections 11 and 12.2 hereof, no action by the Committee shall cause a reduction in the exercise price of Options granted under the Plan without the approval of the stockholders of the Company.  The determinations of value under this subparagraph shall be made by the Committee in its sole discretion.

6.6 (a)

For purposes of this Section 6.6, if a Participant continues to provide services to the Company or a subsidiary of the Company pursuant to a consulting or other arrangement, the Participant will not “cease to be an Eligible Director” until such time as the Participant no longer provides such services.

(b)

If a Participant ceases to be an Eligible Director for any reason other than death, Disability or retirement from the Board, all of the Options and SARs granted to such Participant while serving as an Eligible Director shall be terminated except that any Options and SARs, to the extent then exercisable, may be exercised by the holder thereof within three months after such Participant ceases to be an Eligible Director, but not later than the termination date of the Award.

(c)

If a Participant ceases to be an Eligible Director by reason of the Participant’s Disability or retirement from the Board, all of the Options and SARs granted to such Participant while serving as an Eligible Director shall be terminated except that any Options and SARs, to the extent then exercisable or exercisable within one year thereafter, may be exercised by the holder thereof within three years after such Participant ceases to be an Eligible Director, but not later than the termination date of the Award.

(d)

If a Participant dies while serving as an Eligible Director, all Options and SARs granted to such Participant shall be terminated, except that any Options and SARs, to the extent exercisable by the holder thereof at the time of such death or exercisable within one year thereafter, may be exercised until the third anniversary of the date of such death, but not later than the termination date of the Award, by the holder thereof, the Participant’s estate, or the person designated in the Participant’s last will and testament, as appropriate.

(e)

If a Participant dies after ceasing to be an Eligible Director, all of the Options and SARs granted to such Participant shall be terminated, except that any Options and SARs, to the extent still outstanding and exercisable by the holder thereof at the time of such death, may be exercised until the third anniversary of the date the Participant ceased to be an Eligible Director, but not later than the termination date of the Award, by the holder thereof, the Participant’s estate, or the person designated in the Participant’s last will and testament, as appropriate.

6.7

A Stock Appreciation Right is a right to receive, without payment to the Company, for each share of Common Stock to which the SAR relates, an amount in cash equal to the excess, if any, of the Fair Market Value of a Share on the date of exercise of the SAR over the grant price. SARs will only be granted under the Plan in accordance with Section 5.3 hereof.

7.

Terms and Conditions of Restricted Stock Units.

7.1

Subject to the terms, conditions, and restrictions set forth herein, each RSU granted under Section 5.1 hereof represents the right to automatically receive from the Company, on the respective scheduled vesting date for such RSU, one share (a “Share”) of Common Stock, free of any restrictions and all cash, securities and property credited to or deposited in the Participant’s Dividend Equivalent Account (as defined in Section 7.4) with respect to such RSU.

7.2

Unless vesting is accelerated as provided in Section 7.6 or 12.1, the RSUs shall vest in one-quarter increments on the first, second, third and fourth anniversaries of the applicable Grant Date.  Upon vesting, a Participant shall be issued the Shares to which the Participant is entitled, unless the Participant has elected to defer receipt as permitted herein.

7.3

Except as provided in Section 7.4, an RSU shall not entitle the Participant to any incidents of ownership (including, without limitation, dividend and voting rights) (a) in any Share until the RSU shall vest and the Participant shall be issued a Share to which such RSU relates nor (b) in any cash, securities or property credited to or deposited in a Dividend Equivalent Account related to such RSU until such RSU vests.

7.4

From and after the Grant Date of an RSU until the issuance of the Share payable in respect of such RSU, the Participant shall be credited, as of the payment date therefor, with (a) the amount of any cash dividends and (b) the amount equal to the Fair Market Value of any Shares, securities, or other property distributed or distributable in respect of one share of Common Stock to which the Participant would have been entitled had the Participant been a record holder of one share of Common Stock at all times from the Grant Date to such issuance date (a “Property Distribution”).  All such credits shall be made notionally to a dividend equivalent account (a “Dividend Equivalent Account”) established for the Participant with respect to all RSUs granted with the same vesting date.  All credits to a Dividend Equivalent Account for the Participant shall be notionally increased by the Account Rate (as hereinafter defined), compounded quarterly, from and after the applicable date of credit until paid in accordance with the terms of the Plan and the applicable Award Notice.  The “Account Rate” shall be the prime commercial lending rate announced from time to time by JP Morgan Chase Bank or by another major national bank headquartered in New York, New York designated by the Committee.  The Committee may, in its discretion, deposit in the Participant’s Dividend Equivalent Account the securities or property comprising any Property Distribution in lieu of crediting such Dividend Equivalent Account with the Fair Market Value thereof.

7.5     No later than one year prior to the applicable vesting date of RSUs, a Participant may elect, in accordance with procedures established by the Committee, that all or a portion of the Shares issuable to the Participant upon the vesting of such RSUs and all or a portion of the amounts notionally credited in the Dividend Equivalent Account related to such RSUs shall not be distributed on the vesting date but shall be deferred and paid in one or more periodic installments not in excess of ten, beginning at such time or times elected by the Participant; provided, however, that the deferral period shall end no later than 10 years after the date that the Participant ceases to be an Eligible Director (“Termination”) for any reason.  In the event of any Termination, a distribution of all amounts due hereunder shall be made in full to the Participant or his or her designated beneficiary as soon as administratively possible following the date the Participant is scheduled to receive a distribution hereunder.  All securities or property comprising Property Distributions deposited in such Dividend Equivalent Account related to such RSUs shall, however, be distributed to the Participant as soon as practicable after the vesting date for such RSUs, irrespective of such deferral election.

7.6  (a)

Except as otherwise set forth in Section 7.6(b), all unvested RSUs, all amounts credited to the Participant’s Dividend Equivalent Accounts with respect to such RSUs, and all securities and property comprising Property Distributions deposited in such Dividend Equivalent Accounts with respect to such RSUs shall immediately be forfeited on the date the Participant ceases to be an Eligible Director, unless the Participant continues providing services to the Company pursuant to a consulting or other arrangement.

(b)

If a Participant ceases to be an Eligible Director by reason of the Participant’s death, Disability or retirement, all unvested RSUs and all amounts credited to or property deposited in the Participant’s Dividend Equivalent Accounts with respect to such RSUs shall vest as of the date the Participant ceases to be an Eligible Director.

(c)

For purposes of this Section 7.6, if a Participant continues to provide services to the Company or a subsidiary of the Company pursuant to a consulting or other arrangement, the Participant will not “cease to be an Eligible Director” until such time as the Participant no longer provides such services.

8.

Election to Have Annual Retainer Paid in Common Stock.

8.1

Each Eligible Director may make a stock purchase election on a form approved by the Committee (the “Stock Purchase Election Form”) directing that up to one hundred percent of his or her annual retainer, in twenty-five percent increments, be allocated to the purchase of Common Stock on his or her behalf.

8.2

A stock purchase election will be effective on the first date that the portion of the annual retainer subject to the election is paid that is at least five business days after the date the Stock Purchase Election Form is filed with the Company’s Human Resources Department in the manner required by the Company.  Stock purchase elections may be revoked or modified effective on the first date that the portion of the annual retainer is paid that is at least five business days following the date the revocation or modified election is filed with the Company in the manner required by the Company.

8.3

If an Eligible Director has timely submitted a satisfactory Stock Purchase Election Form, the Eligible Director shall be issued that number of whole shares of Common Stock, rounded down if necessary, equal to the amount of the Director's retainer to be allocated to the purchase of Common Stock on that date divided by the Fair Market Value of a share of Common Stock as of the trading date immediately preceding the issue date.

9.

Deferral of Cash Compensation.

9.1

Each Eligible Director may elect to defer his or her Cash Compensation that is not used to purchase Common Stock pursuant to Section 8 hereof, in twenty-five percent increments, to a deferred compensation account (a “Deferred Compensation Account”) established for the Eligible Director’s benefit.  An election to defer Cash Compensation hereunder shall be made by means of a form approved by the Company (the “Deferral Election Form”) and shall be effective only with respect to Cash Compensation earned on or after January 1st of the fiscal year following the receipt of the Deferral Election Form by the Company’s Human Resources Department.

9.2

An Eligible Director may revoke or modify an election made pursuant to Section 9.1 with respect to deferrals of Cash Compensation to be earned in the future and such revocation or modification shall take effect one year following receipt of the written revocation or modification by the Committee and subject to such other rules as may be established by the Committee.

10.

Deferred Compensation Accounts.

10.1

A Deferred Compensation Account shall be established for each Eligible Director who executes a Deferral Election Form.

10.2

An Eligible Director’s Deferred Compensation Account shall be credited with that portion of the Eligible Director’s Cash Compensation that the Eligible Director has elected to defer to his or her Deferred Compensation Account pursuant to Section 9.1 as of the date such Compensation would otherwise have been paid to the Eligible Director.

10.3

All amounts in an Eligible Director’s Deferred Compensation Account shall accrue interest at a rate equal to the prime commercial lending rate announced from time to time by JP Morgan Chase (compounded quarterly) or by another major national bank headquartered in New York, New York and designated by the Committee.

10.4

Amounts credited to an Eligible Director's Deferred Compensation Account shall be distributed in either a single lump sum or annual installments (not to exceed ten), as designated by the Eligible Director in his or her applicable Deferral Election Form.  Distribution of a Deferred Compensation Account shall be made (in the case of a lump sum payment) or commence (in the case of installment payments) within 45 days following the date the Eligible Director ceases to be an Eligible Director and shall be completed within 10 years of such date.  However, if the Eligible Director elects in his or her Deferral Election Form, the distribution (in the case of a lump sum payment) or the commencement of the distribution (in the case of installment payments) of the Eligible Director's Deferred Compensation Account shall occur on any specified date at least two years after the date the Deferral Election Form is received by the Committee.  If an Eligible Director elects to have his or her Deferred Compensation Account distributed in installments, the amount of the first installment shall be a fraction of the value of the Eligible Director's Deferred Compensation Account, the numerator of which is one and denominator of which is the total number of installments elected, and the amount of each subsequent installment shall be a fraction of the value (including income credited pursuant to Section 10.3) on the date preceding each subsequent payment, the numerator of which is one and the denominator of which is the total number of installments elected minus the number of installments previously paid.

10.5

In the event of the death of an Eligible Director prior to the distribution of his or her Deferred Compensation Account in full, the value of such Deferred Compensation Account shall be determined as of the date of death and such amount shall be distributed in a single lump sum payment to the Eligible Director's estate or designated beneficiary as soon as administratively feasible thereafter.

10.6

At least once per year, each Eligible Director who has executed a Deferral Election Form shall be provided with a statement of his or her Deferred Compensation Account.

10.7

The right of any Eligible Director to receive distributions under the provisions of this Section 10 shall constitute an unsecured claim against the general assets of the Company.

11.

Adjustment Provisions.

In the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other change in the Common Stock, all limitations on numbers of shares of Common Stock provided in this Plan, and the number of shares subject to outstanding Options, SARs, RSUs and stock purchase elections, shall be equitably adjusted in proportion to the change in outstanding shares of Common Stock.  In addition, in the event of any such change in the Common Stock, the Committee shall make any other adjustment that it determines to be equitable, including without limitation adjustments to the exercise price of any Option or base price of any SAR in order to provide Participants with the same relative rights before and after such adjustment.

12.

Change of Control.

12.1

Upon a Change of Control, or immediately prior to the closing of a transaction that will result in a Change of Control if consummated, all outstanding Options and SARs  granted pursuant to this Plan shall automatically become fully vested and exercisable, and all outstanding RSUs shall become fully vested.

12.2

No later than 30 days after a Change of Control, the Committee, acting in its sole discretion without the consent or approval of any Participant (and notwithstanding any removal or attempted removal of some or all of the members thereof as directors or Committee members), may act to effect one or more of the alternatives listed below, which may vary among individual Participants and which may vary among Options, SARs and RSUs held by any individual Participant:

(a)

require that all outstanding Options and SARs be exercised on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised Options and SARs and all rights of Participants thereunder shall terminate,

(b)

make such equitable adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary),

(c)

provide for mandatory conversion or exchange of some or all of the outstanding Options and SARs held by some or all Participants as of a date, before or after such Change of Control, specified by the Committee, in which event such Options and SARs shall be deemed automatically cancelled and the Company shall pay, or cause to be paid, to each such Participant an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such Option or SAR, as defined and calculated below, over the per share exercise price of such Options and SARs or, in lieu of such cash payment, the issuance of Common Stock or securities of an acquiring entity having a Fair Market Value equal to such excess, or

(d)

provide that thereafter, upon any exercise of an Option that entitles the holder to receive Common Stock, the holder shall be entitled to purchase or receive under such Option, in lieu of the number of shares of Common Stock then covered by such Option, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the holder would have been entitled pursuant to the terms of the agreement providing for the reorganization, share exchange, merger, consolidation or asset sale, if, immediately prior to such Change of Control, the holder had been the record owner of the number of shares of Common Stock then covered by such Option.

12.3

For the purposes of any conversions or exchanges under paragraph (c) of Section 12.2, the “Change of Control Value” shall equal the amount determined by whichever of the following items is applicable:

(a)

the per share price to be paid to holders of Common Stock in any such merger, consolidation or other reorganization,

(b)

the price per share offered to holders of Common Stock in any tender offer or exchange offer whereby a Change of Control takes place, or

(c)

in all other events, the Fair Market Value of a share of Common Stock, as determined by the Committee as of the date determined by the Committee to be the date of conversion or exchange.

12.4

In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 12 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered that is other than cash.

13.

General Provisions.

13.1

Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Eligible Director any right to continue as an Eligible Director or affect the right of the Board to remove any Eligible Director.

13.2

No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then-applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed, have been fully met to the Company’s satisfaction.  As a condition precedent to the issuance of shares pursuant to an Award, the Company may require the Participant to take any reasonable action to meet such requirements.

13.3

No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Award except as to such shares of Common Stock, if any, that have been issued or transferred to such Participant.

13.4

No Awards granted hereunder, including amounts notionally credited to the Participant’s Dividend Equivalent Account, and any Property Distributions deposited in such Dividend Equivalent Account, may be transferred, pledged, assigned or otherwise encumbered by a Participant except: (i) by will; (ii) by the laws of descent and distribution; (iii) pursuant to a domestic relations order, as defined in the Code, if permitted by the Committee and so provided in the Award Notice or an amendment thereto; or (iv) if permitted by the Committee and so provided in the Award Notice or an amendment thereto, Options may be transferred or assigned (w) to Immediate Family Members, (x) to a partnership in which Immediate Family Members, or entities in which Immediate Family Members are the owners, members or beneficiaries, as appropriate, are the partners, (y) to a limited liability company in which Immediate Family Members, or entities in which Immediate Family Members are the owners, members or beneficiaries, as appropriate, are the members, or (z) to a trust for the benefit of Immediate Family Members; provided, however, that no more than a de minimus beneficial interest in a partnership, limited liability company or trust described in (x), (y) or (z) above may be owned by a person who is not an Immediate Family Member or by an entity that is not beneficially owned solely by Immediate Family Members.  “Immediate Family Members” shall be defined as the spouse and natural or adopted children or grandchildren of the Participant and their spouses.  Any attempted assignment, transfer, pledge, hypothecation or other disposition of Awards, or levy of attachment or similar process upon Awards not specifically permitted herein, shall be null and void and without effect.  The designation of a designated beneficiary shall not be a violation of this Section 13.4.

13.5

Each Award shall be evidenced by an Award Notice.

14.

Amendment, Discontinuance or Termination of the Plan.

14.1

The Board may amend or discontinue the Plan at any time; provided, however, that no such amendment may

(a)

without the approval of the stockholders, (i) increase, subject to adjustments permitted herein, the maximum number of shares of Common Stock that may be issued through the Plan, (ii) materially increase the benefits accruing to Participants under the Plan, (iii) materially expand the classes of persons eligible to participate in the Plan, (iv) expand the types of awards available under the Plan, (v) materially extend the term of the Plan, (vi) materially change the method for determining the exercise price of an Award, or (vii) amend Section 6.5 to permit a reduction in the exercise price of Options; or

(b)

materially impair, without the consent of the recipient, an Award previously granted.

14.2

Term of the Plan.  Subject to Section 14.1, no Awards may be granted under the Plan later than May 6, 2014, which is ten years after the Effective Date of the Plan; provided, however, that Awards granted prior to such date shall remain in effect until all such Awards have either been satisfied, expired or canceled under the terms of the Plan.

ANNEX A to 2004 Director Compensation Plan

Special Awards to be Granted May 9, 2004

Gabrielle K. McDonald, Advisory Director, shall receive the following Options and SARs:

Number of Options/SARs	Exercise Price	Vesting Schedule	Termination Date*
7,017 options	$20.2672	May 9, 2004	May 1, 2005
10,000 options	$26.6875	May 9, 2004	August 1, 2005
10,000 options	$30.4375	May 9, 2004	August 1, 2006
10,000 options	$29.1563	May 9, 2004	August 1, 2007
10,000 options	$17.3125	May 9, 2004	August 1, 2009
5,000 options	$ 9.0938	50% on May 9, 2004, and 50% on August 1, 2004	August 1, 2010
7,500 options	$11.165	33.3% on May 9, 2004, 33.3% on August 1, 2004, and on the next anniversary thereof	August 1, 2011
10,000 options	$15.195	25% on May 9, 2004, 25% on August 1, 2004, and on each of the next two anniversaries thereof	August 1, 2012
10,000 options	$26.975	25% on August 1, 2004, and on each of the next three anniversaries thereof	August 1, 2013

4,600 SARs	$20.2672	May 9, 2004	May 2, 2005
6,556 SARs	$26.6875	May 9, 2004	August 1, 2005
6,556 SARs	$30.4375	May 9, 2004	August 1, 2006
6,556 SARs	$29.1563	May 9, 2004	August 1, 2007
6,556 SARs	$17.3125	May 9, 2004	August 1, 2009
3,278 SARs	$9.0938	50% on May 9, 2004, and 50% on August 1, 2004	August 1, 2010
4,917 SARs	$11.165	33.3% on May 9, 2004, 33.3% on August 1, 2004, and on the next anniversary thereof	August 1, 2011
6,556 SARs	$15.195	25% on May 9, 2004, 25% on August 1, 2004, and on each of the next two anniversaries thereof	August 1, 2012
6,556 SARs	$26.975	25% on August 1, 2004 and on each of the next three anniversaries thereof	August 1, 2013

J. Stapleton Roy, Advisory Director, shall receive the following Options and SARs:

Number of Options/SARs	Exercise Price	Vesting Schedule	Termination Date*
5,000 options	$11.165	50% on August 1, 2004, and on the next anniversary thereof	August 1, 2011
7,500 options	$15.195	33.3% on August 1, 2004, and on each of the next two anniversaries thereof	August 1, 2012
10,000 options	$26.975	25% on August 1, 2004, and on each of the next three anniversaries thereof	August 1, 2013

3,278 SARs	$11.165	50% on August 1, 2004, and on the next anniversary thereof	August 1, 2011
4,917 SARs	$15.195	33.3% on August 1, 2004, and on each of the next two anniversaries thereof	August 1, 2012
6,556 SARs	$26.975	25% on August 1, 2004, and on each of the next three anniversaries thereof	August 1, 2013

_______________

*Unless terminated earlier pursuant to the terms of the Plan.